UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2017

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Seattle Genetics, Inc. (the “Company”) held on May 19, 2017, the Company’s stockholders voted on the four proposals listed below. The final results of the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 5, 2017 (the “Proxy Statement”).

1.	To elect the following two Class I directors to hold office until the Company’s 2020 Annual Meeting of Stockholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
David W. Gryska	123,796,278	1,083,624	9,728,782
John A. Orwin	124,370,870	509,032	9,728,782

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes
133,524,539	934,942	149,203	—

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
122,684,286	1,369,162	826,454	9,728,782

4.	To indicate, on an advisory basis, the preferred frequency of an advisory vote on the compensation of the Company’s named executive officers (the “Frequency Proposal”).

Votes
One Year	119,473,297
Two Years	128,803
Three Years	5,102,246
Abstentions	175,556
Broker Non-Votes	9,728,782

Based on the Board of Directors’ recommendation in the Proxy Statement, the voting results on the Frequency Proposal and its consideration of the appropriate voting frequency for the Company at this time, the Company’s Board of Directors determined that the Company will hold an annual advisory vote on the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: May 24, 2017	By:	/s/ Clay B. Siegall
Clay B. Siegall
President and Chief Executive Officer